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                                                                    EXHIBIT 23.7

                     CONSENT OF STERNE, AGEE & LEACH, INC.

    We hereby consent to the use of our opinion letter dated April 8, 1997, to the Board of Directors of Contour Medical, Inc. ("Contour"), included as Appendix F to the Joint Proxy Statement/Prospectus/ Information Statement which forms part of the Registration Statement dated as of the date hereof on Form S-4 (the "Registration Statement") relating to the proposed merger of Nectarine Acquisition Corporation, a wholly-owned subsidiary of Sun Healthcare Group, Inc., with and into Contour, and to the references to such opinion therein.

    In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "1933 Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the 1933 Act or the rules and regulations of the SEC thereunder.

                                STERNE, AGEE & LEACH, INC.

                                By:            /s/ ANDREW A. LAGRONE
                                     -----------------------------------------
                                                 Andrew A. LaGrone
                                                   VICE PRESIDENT

Little Rock, Arkansas
May 21, 1998